Exhibit 21.1

SUBSIDIARIES OF STERIS PLC

The list below includes all subsidiaries of STERIS plc, excluding entities not controlled1 by STERIS plc or its subsidiaries and branch entities. Unless otherwise noted, all entities are direct or indirect wholly-owned subsidiaries of STERIS plc.

Name	Jurisdiction of Incorporation

Albert Browne Limited	England and Wales
American Sterilizer Company	Pennsylvania, USA
Bioster-Mottahedoon Egypt SAE*	Egypt
Birkova Products, LLC	Indiana, USA
Bizworth Gammarad Sdn Bhd	Malaysia
Black Diamond Video, Inc.	California, USA
Cantel (Belgium) BV	Belgium
Cantel (UK) Limited	England and Wales
Cantel Medical (UK) Limited	England and Wales
Cantel Medical Asia/Pacific Pte. Ltd.	Singapore
Cantel Medical Devices (China) Co., Ltd.	China
Cantel Medical International B.V.	Netherlands
Cantel Medical LLC	Delaware, USA
CLBV Limited	England and Wales
Diagmed Healthcare Limited	England and Wales
Electron Beam Sdn. Bhd.	Malaysia
Eschmann Holdings Limited	England and Wales
Genii, Inc.	Minnesota, USA
GEST PROHS, LDA	Portugal
Harwell Dosimeters Limited	England and Wales
Herotron E-Beam Service GmbH	Germany
HMM HoldCo Limited	England and Wales
Hungaroptics KFT	Hungary
IK Medical Solutions GmbH	Germany
Isomedix Inc.	Delaware, USA
Isomedix Operations Inc.	Delaware, USA
Jet Prep Ltd.	Israel
José Dos Santos Monteiro Lda.	Portugal
Key Surgical Europe S.à r.l.	Switzerland
Key Surgical Limited	England and Wales
Key Surgical LLC	Delaware, USA
Konnexis Inc.	Canada
KVI LLC	Delaware, USA
KWI Planung GmbH	Germany

Exhibit 21.1

Name	Jurisdiction of Incorporation

Mar Cor Purification, Inc.	Pennsylvania, USA
Massaro Limited Partnership (Victory Road)*	Pennsylvania, USA
Medical Innovations Group Holdings Limited	England and Wales
Medical Innovations Group Ltd	England and Wales
Medi-Cart International Limited	England and Wales
MEDIK Hospital Design GmbH	Germany
MEDIK Hospital Design Memmingen GmbH	Germany
MEDIK Hospital Design SWISS AG	Switzerland
Medisafe America, L.L.C.	Florida, USA
Medisafe Holdings Ltd	England and Wales
Medisafe UK Limited	England and Wales
Medivators Inc.	Minnesota, USA
Mevex Corporation	Canada
PROHS – Equipamento Hospitalar e Serviços Associados, S.A.	Portugal
Shamrock Innovations Limited	Ireland
Shiloh Limited	England and Wales
Solar New US Holding Corporation	Delaware, USA
Solar New US Parent Co, LLC	Delaware, USA
Solar US Acquisition Co, LLC	Delaware, USA
STE UK HoldCo Limited	England and Wales
STE UK Sub HoldCo Limited	England and Wales
Sterile Supplies Limited*	England and Wales
STERILMED France	France
STERIS (BVI) I Limited	British Virgin Islands
STERIS (India) Private Limited	India
STERIS (Shanghai) Trading Co., Ltd.	China
STERIS AB	Sweden
STERIS Applied Sterilization Technologies ULC	Canada
STERIS Asia Pacific, Inc.	Delaware, USA
STERIS AST CZ s.r.o.	Czech Republic
STERIS AST, storitve v zdravstvu, d.o.o	Slovenia
STERIS Australia PTY LTD	Australia
STERIS Barrier Products Solutions, Inc.	Pennsylvania, USA
STERIS Bethpage Processing, LLC*	New York
STERIS Brazil Holdings, LLC	Delaware, USA
STERIS Canada ULC	Canada
STERIS Canada Sales ULC	Canada
STERIS CH Limited	England and Wales
STERIS China Holdings Limited	Hong Kong
STERIS Colombia S.A.S	Colombia
STERIS Corporation	Ohio, USA

Exhibit 21.1

Name	Jurisdiction of Incorporation

STERIS Corporation de Costa Rica, S.A.	Costa Rica
STERIS Corporation de Republica Dominicana, S.R.L.	Dominican Republic
STERIS Deutschland GmbH	Germany
STERIS Dover AST Holdings Limited	England and Wales
STERIS Dover Canada Holdings Limited	England and Wales
STERIS Dover Limited	England and Wales
STERIS Emerald IE Limited	Ireland
STERIS Europe, Inc.	Delaware, USA
STERIS FinCo S.à r.l.	Luxembourg
STERIS FinCo II S.à r.l.	Luxembourg
STERIS GmbH	Switzerland
STERIS Holdings B.V.	Netherlands
STERIS Hong Kong Limited	Hong Kong
STERIS Iberia,S.A.	Spain
STERIS IMS Canada Inc.	Canada
STERIS IMS Limited	England and Wales
STERIS Inc.	Delaware, USA
STERIS Instrument Management Services, Inc.	Delaware, USA
STERIS Ireland Limited	Ireland
STERIS Irish FinCo Unlimited Company	Ireland
STERIS Irish FinCo II Unlimited Company	Ireland
STERIS Isomedix Puerto Rico LLC	Puerto Rico
STERIS Israel Solutions Ltd	Israel
STERIS Italy S.r.l.	Italy
STERIS Japan Inc.	Japan
STERIS Laboratories, Inc.	Minnesota, USA
STERIS Latin America, Inc.	Delaware, USA
STERIS Limited	England and Wales
STERIS Luxembourg Finance S.à r.l.	Luxembourg
STERIS Luxembourg Holding S.à r.l.	Luxembourg
STERIS Malaysia SDN. BHD.	Malaysia
STERIS Mauritius Limited	Republic of Mauritius
STERIS Mexico, S. de R.L. de C.V.	Mexico
STERIS Netherlands B.V.	Netherlands
STERIS New Zealand Limited	New Zealand
STERIS Personnel Services, Inc.	Delaware, USA
STERIS Portugal, Unipessoal, Lda.	Portugal
STERIS S.p.A.	Italy
STERIS S.r.l.	Italy
STERIS SA	Belgium
STERIS SAS	France

Exhibit 21.1

Name	Jurisdiction of Incorporation

STERIS Schweiz AG	Switzerland
STERIS Solutions do Brasil Importacao e Comercializacao de Produtos da Saude Ltda.	Brazil
STERIS Solutions Korea Limited	South Korea
STERIS Solutions Limited	England and Wales
STERIS Solutions Pte. Limited	Singapore
STERIS Solutions, S. de R.L. de C.V.	Mexico
STERIS Sterilization Technologies (Suzhou) Ltd.	China
STERIS Taiwan Co., Ltd.	Taiwan
STERIS TOMOE (Thailand) Ltd.*	Thailand
STERIS Tomoe Singapore Pte. Ltd*	Singapore
STERIS UK Holding Limited	England and Wales
STERIS US Holdings Corp.	Delaware, USA
STERIS-SHINVA Healthcare Systems Co., Ltd.*	China
Synergy Health (Thailand) Limited	Thailand
Synergy Health (UK) Limited	England and Wales
Synergy Health Allershausen GmbH	Germany
Synergy Health Amsterdam B.V.	Netherlands
Synergy Health AST S.r.l.	Costa Rica
Synergy Health AST, LLC	Delaware, USA
Synergy Health Ede B.V.	Netherlands
Synergy Health Holding B.V.	Netherlands
Synergy Health Holdings Limited	England and Wales
Synergy Health Investments Limited	England and Wales
Synergy Health Ireland Limited	Ireland
Synergy Health Limited	England and Wales
Synergy Health Logistics B.V.	Netherlands
Synergy Health Marseille SAS	France
Synergy Health Nederland B.V.	Netherlands
Synergy Health Radeberg GmbH	Germany
Synergy Health Sterilisation UK Limited	England and Wales
Synergy Health Systems Limited	England and Wales
Synergy Health US Holdings, Inc.	Delaware, USA
Synergy Health Westport Limited	Ireland
Synergy Sterilisation KL (M) Sdn Bhd	Malaysia
Synergy Sterilisation Kulim (M) Sdn Bhd	Malaysia
Synergy Sterilisation (M) Sdn Bhd	Malaysia
Synergy Sterilisation Rawang (M) Sdn Bhd	Malaysia
Synergy Sterilisation South Africa (Propietary) Limited	South Africa
TECNOPROS – Comércio e Assistência Técnica, Lda	Portugal
TekGo, Inc.	Delaware, USA

Exhibit 21.1

Name	Jurisdiction of Incorporation

The STERIS Foundation	Ohio, USA
United States Endoscopy Group, Inc.	Ohio, USA
Vernon and Co. Limited	England and Wales
Vernon-Carus Limited	England and Wales
__________________________
1 Includes entities in which STERIS plc holds a direct or indirect 50% or greater ownership interest.
*This entity is not a direct or indirect wholly-owned subsidiary of STERIS plc.